AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 9th day of March,  2001 by and between NATIONAL CABLING SERVICES,  INC.
a Illinois corporation ("National Cabling"), LITE KING CORP., a New York
corporation ("Lite King"), and KING CABLING CORP, a Illinois  corporation and wholly-owned subsidiary of LITE KING ("Merger Corp"), and is made with respect to the following facts:

         A.  National Cabling, Lite King and Merger Corp, on the terms and conditions hereinafter set forth, desire that Merger Corp merge with and into
National Cabling in a "statutory Merger" as a result of which Merger Corp will disappear and National Cabling will continue as the surviving corporation and all of the issued and outstanding shares of National Cabling capital stock will be converted into and become shares of Lite King common stock as described in this Agreement.

         B.  National Cabling, Lite King and Merger Corp desire to adopt a plan of reorganization, which will result in a tax-free reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986 as
amended.

         C. The Board of Directors of National Cabling, and the respective Board of Directors and stockholders of Lite King and Merger Corp, have approved this
Agreement and determined that it is advisable and for the benefit of the respective corporations that Merger Corp merge with and into National Cabling on the terms hereinafter set forth.

         D.  NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements herein contained, THE
PARTIES HERETO AGREE AS FOLLOWS:

         1.       Definitions.

                  1.01  Certain  Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Affiliate" means a Person that directly or indirectly
controls, is controlled by, or is under common control with a special Person. A
Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such other Person, whether, through the ownership of voting securities, by contract or otherwise.

                  "Code" means the Internal Revenue Code of 1986, as amended, through the date first set forth above.

                   "IBCA" means the Illinois Business Corporation Act of 1983, as amended.

                  "Dissenting Shares," means any shares of National Cabling
capital stock held by a holder who dissents from the Merger in accordance with
Section 262 of IBCA.

                  "Exchange Agent" means Gerald A. Kaufman.

                  "Governmental Entity" means any government or agency,  bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation thereof, and any order of any
Governmental Entity.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, limited liability companies, limited liability partnerships, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof.

                  "Stock Rights" means any options, warrants, shares of capital stock convertible securities, evidence of indebtedness, or other securities, obligations or rights, however denominated to subscribe or exchange for, purchase convert into or otherwise acquire any capital stock with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

                  "Tax" means any and all federal, state, local, foreign,
provincial, territorial or other taxes, imposts, tariffs, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, worker's compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

                  1.02  Additional Defined Terms. The following additional terms shall have the meaning ascribed thereto in the Section indicated below next to such term:

                           Defined Term                                Section

                           Acquisition Proposal                        8.11(b)

                           Arbitrator                                  12.12

                           Audited Financial Statements                6.07

                           Blue Sky Laws                               7.06

                           Closing                                     3.03

                           Constituent Corporation                     3.01

                           Effective Time                              3.02

                           Exchange Fund                               5.05(a)

                           Financially Superior Proposal               8.11(c)

                           Fully Diluted Lite King                     5.04(b)
                           Common Stock

                           Fully Diluted National Cabling              5.04(b)
                           Common Stock

                           Lite King                                   Introduction

                           Lite King Balance Sheet Date                7.07

                           Lite King Common Stock                      5.02(a)

                           Merger                                      3.01

                           Merger Corp                                 Introduction

                           National Cabling                            Introduction

                           National Cabling Balance                    6.07
                           Sheet Date

                           National Cabling Common Stock               5.02(a)

                           National Cabling Certificates               5.05(a)
                           National Cabling Stock Rights               5.02(b)

                           National Cabling Stockholder                6.02
                           Approval
                           Securities Act                              7.06

                           Stockholder Meeting                         8.02

                           Surviving Corporation                       3.01

                  1.03 Terms Generally; Certain Rules of Construction. The
definitions in Section 1.01 and 1.02 hereof shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". The words "herein", "hereof" and
"hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the
"Certificate of Incorporation", "Charter", "organizational or constituent documents" or "Bylaws" of any Person, to any agreement (including this
Agreement) or other contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision). Any reference in this
Agreement to a "day" or number of "days" (without the explicit qualification of
"business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice hall be deferred until, or may be taken or given on, the next business day. Unless otherwise expressly provided herein or unless the context shall otherwise require any provision of this Agreement using a defined term (by way of example and without limitation, such as "Stockholders") which is based on a specified characteristic, qualification, feature or status shall, as of any time, refer only to such Persons who have the specified characteristic qualification, feature or status as of that particular time. The word "property"
includes property and assets of any kind, whether real or personal, tangible or intangible.

         2.       Adoption of Plan. National Cabling, Lite King and Merger Corp
hereby  adopt the plan of Merger hereinafter set forth.

         3.       Plan of Merger.

                  3.01  Statutory Merger. Upon the terms and subject to the
conditions set forth in this Agreement, and in accordance with the IBCA, at the
Effective Time (as hereinafter defined), Merger Corp shall be merged with and into National Cabling, which shall survive and continue and be governed by the laws of the State of Illinois (the "Merger"). As a result of the Merger, Merger
Corp shall disappear and its separate corporate existence shall thereupon cease and National Cabling shall continue as the surviving corporation and succeed to and assume all of the rights and obligations of Merger Corp in accordance with the IBCA. National Cabling, Lite King, and Merge Corp are sometimes referred to herein as the "Constituent Corporations," and National Cabling is sometimes referred to herein as the "Surviving Corporation."

                  3.02  Effective Time. The Merger shall become effective five
(5) days after the closing (referred to in Section 3.03 hereof) and as of the date and time of the filing of a duly executed Certificates of Merger (referred to in Section 3.03 hereof) with the Secretary of State of the State Illinois.
Such date and time are referred to herein as the "Effective Time."

                  3.03   The Closing and Filing of Merger Documents.

                  (a)  The Closing. Promptly after the satisfaction of the
conditions or, if permissible, waiver of the conditions set forth in Section 9 hereof, the closing (the "Closing") shall be held at the offices of Gerald A.
Kaufman, Esq., 33 Walt Whitman Road, Suite 233, Huntington Station, New York
11746, or at some other date, place or time as the parties shall otherwise agree upon writing.

                  (b)  Filing of Merger Documents. At the Closing, the parties hereto shall execute in the manner required by the IBCA and file with the
Secretary of State of the State of Illinois a Certificate of Merger
incorporating such information as is required by such laws as to make the Merger effective. All filings required by law, disclosing Merger, will be filed with the Security and Exchange Commission within thirty (30) days following the
Closing.

                  3.04  Certain Effects of the Merger.

                  (a) The Merger shall have the effects set forth in the IBCA.

                  (b) If at any time the Surviving Corporation shall be advised that any further assignment or assurances in law or any other things are necessary or desirable to vest the Surviving Corporation according to the terms hereof, the title of any property or rights to Merger Corp, the last acting officers and directors of Merger Corp (to the extent such persons are available), or the corresponding officers and directors of the Surviving
Corporation, as the case may be, shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and other wise to carry out the purposes of this Agreement.

         4.         Certificate, By-Laws, Directors and Officers.

                  4.01  Certificate and By-Laws. The Certificate of
Incorporation and By Laws of National Cabling in effect at the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving
Corporation, to remain unchanged until amended as provided by law.

                  4.02  Directors. The Board of Directors of the Surviving
Corporation at the Effective Time shall consist of the directors of National
Cabling immediately prior to the Effective Time, who shall hold office from the
Effective Time his/their successor(s) is/are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                  4.03  Officers. The officers of the Surviving Corporation at the Effective Time shall be the officers of National Cabling immediately prior to the Effective Time, who will hold office from the Effective Time at the pleasure of the Board of Directors of the Surviving Corporation.

         5.        Conversion of Shares and Exchange of Certificates.

                  5.01 Conversion of Shares of Merger Corp into Shares of
Surviving Corporation. At the Effective Time (i) all of the shares of the Common
Stock, no par value per share, of Merger Corp issued and outstanding at such time (excluding any shares held in the treasury of Merger Corp which treasury shares shall cease to exist) shall thereupon be converted into an equal number of fully paid and nonassessable shares of Common Stock, no par value per share, of the Surviving Corporation; (ii) all other shares of capital stock of Merger
Corp issued and outstanding at such time, if any, shall be canceled, shall cease to exist and no consideration shall be delivered in exchange therefore; and
(iii) each of the Stock Rights granted by Merger Corp to acquire any shares of capital stock of Merger Corp issued and outstanding at such time, if any, shall be canceled, shall cease to exist and no consideration shall be delivered in exchange therefore. Until new certificates are issued to the former holder of common stock of Merger Corp, each certificate of Merger Corp evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of common stock of the Surviving Corporation.

                  5.02  Conversion of Shares of National Cabling into Shares of
Lite King. At the Effective Time, the shares of capital stock of National
Cabling shall be converted into shares of Lite King common stock as follows:

                  (a)  Outstanding Common Stock. Subject to Sections 5.03 and
5.04 hereof, each issued and outstanding share of National Cabling Common Stock, no par value per share ("National Cabling Common Stock"), shall thereupon be converted into one fully paid and nonassessable shares of Lite King Common
Stock.

                  (b)  Stock Rights. Subject to Sections 5.03 and 5.04 hereof, each Stock Right, if any, granted by National Cabling to acquire any shares of
National Cabling capital stock outstanding at the Effective Time ("National
Cabling Stock Rights") shall by virtue of the Merger, and without any further ction on the part of any holder thereof, be canceled.

                  (c)  Treasury Shares. Each share of capital stock held in the treasury of  National Cabling shall continue to be authorized shares of capital stock of the Surviving Corporation.

                  5.03  Fractional Shares. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Lite King be required to issue fractional shares to the holders of National Cabling Common Stock or Stock
Rights or to make any payment in cash or otherwise with respect to any fractional shares; but rather, the number of shares to be issued and delivered pursuant hereto shall be rounded to the nearest whole number of shares.

                  5.04  Anti-Dilution and Adjustment Provisions. For all
relevant purposes of this Agreement, appropriate adjustments shall be made so as to take into account any recapitalization, reclassification Merger, consolidation, stock splits, stock dividends, reverse stock splits or like change in the capitalization of Lite King and/or National Cabling declared or effected after the date hereof and prior to the Effective Time; provided, however, that no adjustment shall be made to take into account a stock split of the Lite King Common Stock and/or National Cabling Common Stock to increase the
Fully Diluted Lite King Common Stock and/or National Cabling Common Stock to an
equal number of Fully Diluted Lite King Common Stock and/or National Cabling
Common Stock.

                  5.05    Exchange of Certificates.

                  (a)  Exchange Fund. On the Effective Time, Lite King shall deposit with the Exchange Agent, for the benefit of the former holders of
National Cabling capital stock, for exchange in accordance with this Section 5, through the Exchange Agent, certificates representing shares of Lite King capital stock issuable pursuant to Section 5.02 hereof in exchange for certificates formerly representing National Cabling capital stock ("National
Cabling Certificates") immediately prior to the Effective Time (such shares of
Lite King capital stock so deposited being referred as the :Exchange Fund").
Thereafter, Lite King will deposit, or cause to be deposited, with the Exchange
Agent, for the benefit of any former holders of National Cabling capital stock who have not yet surrendered their shares of National Cabling capital stock for exchange, at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender, payable with respect to any shares of Lite King capital stock remaining in the Exchange Fund on such record date. The Exchange Agent will, pursuant to irrevocable instructions from Lite King, deliver Lite King capital stock and any such dividends or distributions related thereto, in exchange for
National Cabling Certificates surrendered to the Exchange Agent pursuant to
Section 5.02(b) hereof.

                  (b)  Letter of Transmittal. Promptly after the Effective Time,
Lite King shall cause the  Exchange Agent to mail to each record holder of
National Cabling capital stock and Stock Rights, if any, immediately prior to
Effective Time (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title of the National Cabling
Certificates shall pass, only upon delivery of such certificates to the Exchange
Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding and confirmation by each record holder of National Cabling that the Lite King Common Stock is being acquired for investment purposes only, as Lite King may reasonably specify, and
(ii) instructions for use in effecting the surrender of the National Cabling
Certificates. Upon surrender of a National Cabling Certificate, for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions certificate to be lost, stolen or destroyed and, if required by Lite King, the posting by such Person of a bond, in such reasonable amount as Lite King may direct, as indemnity against claims that may be made against it with respect to such certificate, the
Exchange Agent will issue in exchange for such lost, stolen, or destroyed certificate of National Cabling capital stock to which the holder may be entitled pursuant to this Section 5 and cash and any dividends or other distributions to which the holder thereof may be entitled pursuant hereto.

                  5.08  Stock Transfer Books. At the Effective Time, the stock transfer books of National Cabling will be closed and there will be no further registration or transfers of shares of National Cabling capital stock thereafter on the records of National Cabling. If, after the Effective Time, certificates formerly representing National Cabling capital stock are presented to the
Surviving Corporation, they shall be cancelled.

                  5.09  Restrictive Legends. Any certificate evidencing any
shares of Lite King Common Stock shall contain the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE
         SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR
         INVESTMENT AND NOT WITH A VIEW TO. OR IN CONNECTION WITH, THE
         DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS A
         REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS IS IN
         EFFECT AS TO THESE SECURITIES OR THERE IS AN OPINION OF COUNSEL
         SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

Each certificate shall also contain any and all restrictive legends required by any applicable State "Blue Sky" securities laws as reasonably determined by Lite
King and/or National Cabling.

         6.   Representations and Warranties of National Cabling. National
Cabling hereby represents, warrants and covenants to Lite King as follows:

                  6.01    Organization, Standing and Power. National Cabling is
a corporation duly organized,  validly existing and in good standing under the laws of the State of Illinois. National Cabling has the corporate power and authority to conduct its business as presently conducted and to own, lease and operate the properties utilized in connection with its business. National
Cabling is qualified to do business in the State of Illinois as a domestic corporation. National Cabling has no subsidiaries or investments in any other entity.

                  6.02  Authorization. National Cabling has the corporate power and authority to enter into this Agreement to carry out the transactions contemplated hereby. Except for the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of
National Cabling and this Agreement constitutes a valid and binding obligation of National Cabling, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                  6.03     Validity.

                  (a)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance by
National Cabling with any of the provisions hereof will violate any provisions of the Charter or Bylaws of National Cabling or any order, writ, injunction, decree, statute, rule or regulation applicable to National Cabling or any of its properties or assets.

                  (b) This Agreement constitutes the legal valid and binding obligation of National Cabling enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principals relating to or limiting creditors' rights generally.

                  6.04  No Consents. Except for exception from federal and state securities laws on the exchange and issuance of shares in the Merger, no consent, authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by National Cabling of this Agreement or consummation of the transactions contemplated hereby.

                  6.05  Stock. The number of authorized shares of capital stock, par value and the number of issued and outstanding shares of National Cabling is set forth in Section 6.05. Section 6.05 also sets forth the number of shares of capital stock of National Cabling, the beneficial owners of such shares and the number of Stock Rights of National Cabling that will be issued and outstanding immediately prior to the Effective Time. Other than as set forth on Section
6.05, there are and will be immediately prior to the Effective Time no outstanding Stock Rights or contracts or other rights to restructure or recapitalize National Cabling. All capital stock or other equity securities of
National Cabling that are and will be outstanding immediately prior to the
Effective Time are duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights in respect of any capital stock or other equity securities of National Cabling.

                  (a) National Cabling represents that there are 10,000,000
shares of no par value common stock authorized and 1,000,000 shares of no par value preferred stock authorized at the Effective Time:

                           (i) National Cabling Stockholder/Shares (common stock):

                                                        -------------------------------------- -----------------------------------
                                                                        Name                             No. of Shares
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        1. Craig Massner                                     1,194, 109
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        2. Paul Dexheimer                                        715,100
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        3. Wally Pennington                                   1,207,664
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        4. Eric Siebenthal                                       699,939
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        5. Rob Personett                                      1,180,727
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        6. Bill Muzik                                              50,000
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        7. Pohaku, Inc.                                            50,000
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        8. Axiom Capital                                           51,490
                                                                                                             ------------
                                                            Corporation
                                                        -------------------------------------- -----------------------------------
                                                        -------------------------------------- -----------------------------------
                                                        Total:                                                5,149,029
                                                        -------------------------------------- -----------------------------------
                     (b) National Cabling represents that there are 5,149,029
shares of common stock issued and outstanding at the Effective Time.

                     (c)  National Cabling represents that there are no
preferred shares issued and outstanding at the Effective Time.

                     (d)  National Cabling represents that there will be no
Stock Rights outstanding at the Effective Time.

                  6.06     Vote Required.  The affirmative vote of the holders
of a majority of the outstanding shares of National Cabling Common Stock is the only vote of the holders of any class of capital stock necessary to approve this
Agreement and the Merger.

                  6.07     Audited Financial Statements. National Cabling shall
deliver to Lite King Audited Financial Statements prepared in conformance with
GAAP accounting principles before signing.

                 (a) National Cabling represents that its financial condition at the Effective Time shall be as represented by its Audited Financial statements with no material changes other than those incurred during the ordinary course of its business and that National Cabling shall prepare an un-audited financial statement, or draft financial statement of the Audited financial statement of
National Cabling, for presentation to Lite King and Merger Corp prior to the
Effective Time.

                  6.08     Legal Proceedings. There are no legal actions
(whether or not purportedly on behalf of National Cabling) pending or, to the knowledge of National Cabling threatened, nor are there orders binding upon
National Cabling enjoining it in respect of, or the effect of which is to prohibit, any business practice which is material to its business, or the acquisition of any material amount of property or the conduct of any material amount of business in any area.

         7. Representations and Warranties of Lite King and Merger Corp. Lite
King and Merger Corp, jointly and severally, hereby represent, warrant and covenant to National Cabling as follows:

                  7.01     Organization, Standing and Power. Each of Lite King
and Merger Corp is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Lite King and
Merger Corp has the corporate power and authority to conduct its business as presently conducted and to own and operate the properties utilized in connection with its business.

                  7.02     Authorization. Each of Lite King and Merger Corp has
the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of each of Lite King and Merger Corp and this Agreement constitutes a valid and binding obligation of each of Lite King and Merger Corp, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principals relating to or limiting creditors' rights generally.

                  7.03     Validity.

                  (a)     Neither the execution and delivery of this Agreement
nor the consummation of the transaction contemplated hereby nor compliance by each of Liter King and Merger Corp with any provisions hereof will violate any provision of its Charter or Bylaws or any order, writ, injunction, decree, statute, rule or regulation applicable to Lite King and Merger Corp or any of their properties or assets.
                  (b)     This Agreement constitutes the legal valid and binding
obligation of each of Lite King and Merger Corp enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principals relating to or limiting creditors' rights generally.

                  7.04     No Consents. Except for exception from federal and
state securities laws on the exchange and issuance of shares in the Merger, no consent, authorization or approval of, or exemption by, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by Lite King and Merger Corp of this
Agreement or consummation of the transactions contemplated hereby.

                  7.05     Stock. The number of authorized shares of capital
stock, par value and the number of issued and outstanding shares of each of Lite
King and Merger Corp is set forth on Section 7.05. Section 7.05 also sets forth the number of the shares of capital stock of Lite King and Merger Corp, the beneficial owners of such shares and the number of Stock Rights of Lite King, if any, that will be issued and outstanding immediately prior to the Effective
Time. Other than as set forth on Section 7.05, there are and will be immediately prior to the Effective Time no outstanding Stock Rights or contracts or other rights to restructure or recapitalize Lite King or Merger Corp. All capital stock or other equity securities of each of Lite King and Merger Corp that are and will be outstanding immediately prior to the Effective Time are duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights in respect of any capital stock or other equity securities of each of Lite King and Merger Corp.

                  (a)      Lite King represents that its authorized and issued
and outstanding common stock shall be no more than those share amounts authorized and issued and outstanding as described in its most recent Form 10-Q as filed with the Securities and Exchange Commission, as being the amount of common stock outstanding at the Effective Time.

                  (b)      Lite King represents that there are no Stock Rights
outstanding, other than those rights disclosed in its most recent Form 10-Q at the Effective Time and agrees that there shall be no Stock Rights issued prior to the Effective Time.

                  7.06     Compliance with Securities Laws. The issuance of the
shares of Lite King capital stock, and the grant of the Lite King Stock Rights, if any, in the Merger will not by itself, or when integrated with one or more other offers, sales or issuances of securities by Lite King and/or any other
Person, have to be registered under the registration requirements of Section 5 of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"). Each of the offering, issuance and sale of the shares of Lite King capital stock, and the grant of the
Lite King Stock Rights, if any, in the Merger is exempt from the registration provisions of the Securities Act and is either exempt from, or will be qualified or registered under the registration or qualification provisions of applicable
"Blue Sky" state (or other jurisdictional) securities laws.

                  7.07     Audited Financial Statements. Lite King shall deliver
to National Cabling Audited Financial Statements as of June 30, 2000 and most recent interim peg statement prepared in conformance with GAAP accounting principles five (5) days prior to the Effective Time.

                  7.08     Legal Proceedings. There are no legal actions
(whether or not purportedly on behalf of each of Lite King and Merger Corp)
pending or, to the knowledge of each of Lite King and Merger Corp threatened, nor are there orders binding upon each of Lite King and Merger Corp enjoining it in respect of, or the effect of which is to prohibit, any business practice which is material to its business, or the acquisition of any material amount of property or the conduct of any material amount of business in any area.

         8.         Certain Covenants.

                  8.01     Operation in the Ordinary Course. Each of the parties
hereto agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other party hereto shall other wise consent in advance, which consent shall not be unreasonably withheld and shall subsequently be confirmed in writing) to carry on its respective business in the usual, regular and ordinary course and it shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with and its subsidiaries.

                  8.02     Stockholder Approval; Preparation of Proxy Statement.
National Cabling, acting through its Board of Directors, shall, in accordance with the IBCA and its certificate of incorporation and bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof, a meeting of the National Cabling's stockholders to consider the Merger
(the "Stockholders Meeting"), and National Cabling shall consult with Lite King in connection therewith. Unless the Board of Directors determines, based on such matters as it deems relevant, including consultation with National Cabling's outside legal counsel, that to do so is a breach of the fiduciary duties of the
Board of Directors of National Cabling under applicable Law, the Board of
Directors of National Cabling shall declare that this Agreement is advisable and recommend that the Agreement and the transactions contemplated hereby be approved and adopted by the stockholders of National Cabling and included in the proxy statement to be sent to the stockholders in connection with such meeting a copy of such recommendations; provided, however, that, the Board of Directors of
National Cabling shall submit this Agreement to National Cabling's stockholders, whether or not the Board of Directors of National Cabling at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of National Cabling reject it. Unless the Board of Directors of National Cabling has withdrawn its recommendation of this
Agreement in compliance herewith, National Cabling shall use reasonable efforts to solicit from stockholders of National Cabling proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the IBCA and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

                  8.03     Access to Information. Upon reasonable notice and
subject to restrictions contained in confidentiality agreements to which the parties are subject, each party hereto shall, and shall cause each of its subsidiaries, if any, to afford to the other party and to their officers, employees, accountants, counsel and other representatives access during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause each of its subsidiaries, if any, to) furnish promptly to the other party all other information concerning its business, properties and personal as the other party may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the documents necessary to consummate the Merger, each party hereto and its agents shall hold in confidence all non-public information received from the other party, shall use such information only in connection with the Merger and, if this Agreement shall be terminated, shall, upon request, deliver, and shall use their best efforts to cause its agents to deliver, to the other party all copies of such non-public information then in their possession or control.

                  8.04     Reasonable Efforts. Each of the parties hereto agrees
to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each party hereto will, and shall cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) public or private third party required to be obtained or made by any party hereto or any of their subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or dispose of or hold separate any material assets.

                  8.05     Confidentiality. Prior to the Closing, the parties
hereto shall, and shall cause their Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any information of any kind concerning the other parties hereto and their business; provided, however, that the foregoing obligation of confidence shall not apply to (a)
information that or becomes generally available to the public other than as a result of a disclosure by such party, any of its Affiliates or any of their employees, agents, accountants, legal counsel or other representatives or advisers, (b) information that is or becomes available to such party, any of its
Affiliates or any of their respective employees, agents accountants, legal counsel or other representatives or advisers on a non-confidential basis, and
(c) information that is required to be disclosed by such party, any of its
Affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable Law, rule or regulation of any Governmental Authority; and provided further that such party promptly shall notify the non-disclosing party or any disclosure pursuant to clause (c). Promptly after any termination of this Agreement, each party and its representatives shall return to the other party or destroy all copies of documentation with respect to the other party that were supplied by or on behalf of the other party pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses such party and/or representatives may have prepared containing information derived from such materials.

                  8.06     Pooling Tax Matters. As of the date hereof, neither
none of the parties hereto nor any of its Affiliates has taken or agreed to take action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting practices and the regulations and interpretations of the Securities & Exchange Commission or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

                  8.07      Event Notices. From and after the date of this
Agreement until the Effective Time, each party hereto will promptly notify the other party hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (b) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 8.08 will cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                  8.08      No Solicitation.

                  (a)   From the date hereof until the Effective Time or, if
earlier, the termination of this Agreement pursuant to Section 10 hereof, none of the parties hereto shall (whether directly or indirectly through advisors, agents or other intermediaries), and each of the parties hereto shall cause its respective officers, directors, advisors, representatives or other agents not to, (i) solicit, initiate or knowingly encourage any Acquisition Proposal (as defined in Section 8.10(b) hereof) or (ii) engage in discussions or negotiations with, or disclosed any non-public information relating to such party or any of the subsidiaries or afford access to the properties, books or records of such party or any of its subsidiaries to, any Person that has made an Acquisition
Proposal as a Financially Superior Proposal ( as defined herein) and (b) such parties Board of Directors determines in good faith, based on such matters as it deems relevant, including consultation with such party's outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information is a breach of fiduciary duties of the Board of Directors of such party under applicable Law, then such party may engage in any act otherwise proscribed by clause (ii) above. Each party hereto shall as promptly as practicable provide the other parties hereto with a copy of any written
Acquisition Proposal received and a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the Person making the Acquisition Proposal and material terms thereof. Each Party hereto shall inform the other parties as promptly as practicable of any change in the price, structure, form of consideration or material terms and conditions regarding the Acquisition Proposal.

                  (b)    For purposes of this Agreement, "Acquisition Proposal"
means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving any party hereto or any of its Material Subsidiaries (as defined herein) or the acquisition or purchase of
10% or more of any class of equity securities of any party hereto or any of its
Material Subsidiaries, or any tender offer or exchange offer, that, if consummated, would result in any Person (other than a party hereto and its affiliates) beneficially owning 10% or more of any class of equity securities of such party or any of its Material Subsidiaries, or the acquisition license or purchase of a substantial portion of the technology, business or assets of any party and any of its subsidiaries, other than the transactions contemplated by this Agreement and other than in the ordinary course of business.

                  (c)     As used herein, a "Financially Superior Proposal"
shall mean an Acquisition Proposal which in the reasonable judgment of a party's
Board of Directors, based on such matters as it deems relevant, including the advice of such party's financial advisor, (i) will result in a transaction providing aggregate value greater than that provided pursuant to this Agreement and (ii) is reasonably capable of being financed by the Person making such
Acquisition Proposal.

                  (d)   As used herein, "Material Subsidiary" means any
subsidiary of any party hereto whose consolidated revenues; net income or assets constitute 20% or more of the revenues, net income or assets of such party and its subsidiaries, taken as a whole.

                  8.09        Lite King Board of Directors. Concurrent with the
Effective Time, Lite King's then current Board of Directors shall resign and appoint the following individuals, Craig Massner, Wallace Pennington and Rob
Personett, as allowed by its Bylaws. Concurrent with the Effective Time, Lite
King shall also notice a shareholders meeting, as soon as possible, as set forth in its Bylaws, to ratify new Board of Directors.

                  8.10      Securities Laws Compliance. Lite King shall cause
that each of the offering issuance and sale of the shares of Lite King capital stock, and the grant of the Lite King Stock Rights, if any, in the Merger is
exempt from registration provisions of the Securities Act and either exempt from, or will be qualified or registered under, the registration of qualification provisions of all applicable "Blue Sky' state (or other jurisdictional) securities laws.

                  8.13    Existing Cash of Lite King. Prior to the Effective
Time, Lite King shall not transfer or pay any of its cash or accounts receivable existing on the Effective Time ("Existing Cash") except to pay for ordinary and necessary operating expenses, including but not limited to, general accounting, legal expenses, closing costs of Merger and other expenses incurred in the ordinary course of business. Lite King warrants, unless modified in writing by the parties, that there will be a minimum of Seven Hundred Thousand Dollars
($700,000) cash remaining in its corporate accounts as of the Effective Time.

                  8.14     Fees and Expenses. All fees and expenses incurred in
connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         9.              Conditions.

                  9.01   Conditions to Each Party's Obligation to Effect the
Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

                  (a)   This Agreement and the Merger shall have been
approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of National Cabling common stock;

                  (b)   All consents, authorizations, orders and approvals of
(or filings or registrations with) any Government Entity or other regulatory body required in connection with the execution, delivery and performance of this
Agreement, the failure to obtain which would prevent the consummation of the
Merger or have a material adverse effect on Lite King or National Cabling, shall have been obtained without the imposition of any condition having a material adverse effect on National Cabling or Lite King;

                  (c)   No Governmental Entity or other regulatory body
(including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, rule regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; and

                  (d)   All authorizations, consents, waivers and approvals from
parties to contracts or other agreements to which National Cabling or its subsidiaries is a party, or by which any of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on National Cabling shall have been obtained.

                  9.02  Conditions to Obligations of Lite King to Effect the
Merger. The obligations of Lite King to effect the Merger are further subject to satisfaction of waiver at or prior to the Effective Time of the following conditions:

                  (a)  There shall not have occurred any change, condition,
event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on National Cabling;

                  (b)  The representations and warranties of National Cabling in this Agreement that are qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective
Time;

                  (c)  The representations and warranties of National Cabling in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the
Effective Time; and

                  (d)  National Cabling shall have performed in all material respects all obligations required to be performed by it under this Agreement.

                  9.03  Conditions to Obligations of National Cabling to Effect
the Merger. The obligations of National Cabling to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a)  The representations and warranties of Lite King and
Merger Corp in this Agreement qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the
Effective Time;

                  (b)  The representations and warranties of Lite King and
Merger Corp in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time; and

                  (c)  Lite King and Merger Corp shall have performed in all material respects all obligations required to be performed by it under this
Agreement.

         10.       Termination and Amendment.

                  10.01  Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the National Cabling Stockholder Approval:

                  (a) By mutual written consent of the parties hereto to
terminate;

                  (b) By any party hereto if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the exchange of shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this
Agreement pursuant to this Section 10.01(b) shall not be available to any party that has failed to perform its obligations under Section 8.04;

                  (c) By any party hereto if this Agreement shall fail to
receive the requisite vote for approval and adoption by National Cabling stockholders at the Stockholders Meeting;

                  (d) By any party hereto if the Effective Time shall not have occurred on or before March 31, 2001, unless extended by agreement of the parties;

                  (e) By any party hereto if Dissenting Shares shall exceed 10%
of the issued outstanding National Cabling capital stock;

                  (f)       By Lite King, if:

                           (i) Any representation of warranty of National
Cabling shall not have been true and correct in all material obligations or covenants contained herein, except in any case where such failure would not, in the aggregate, have a material adverse effect on National Cabling, or prevent or materially delay consummation of the Merger; or

                           (ii)  National Cabling shall have failed to comply in
any material respect with any of its material obligations or covenants contained herein, except in an case where such failure would not, in the aggregate, have a material adverse effect on National Cabling, or prevent or materially delay consummation of the Merger; or

                           (iii)  There shall have been a material adverse
change with respect to National Cabling, provided that National Cabling shall, if curable, have a reasonable period in which to cure any failure described in clause (i), (ii) or (iii) above; or

                           (iv) The Board of Directors of National Cabling shall
have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to Lite King its approval or recommendation of the Merger or this
Agreement; or

                  (g)      By National Cabling, if:

                           (i) Any Representation or warranty of Lite King
and/or Merger Corp shall not have been true and correct in all material respects when made or shall have ceased at any later date to be true and correct in all material respects as if made at such later date; or

                           (ii) Lite King and/or Merger Corp fail to comply in
any material respect with any of their material obligations or covenants contained herein; or

                           (iii) There shall have been a material adverse change
with respect to Lite King and/or Merger Corp, provided that Lite King and /or
Merger Corp shall, if curable, have a reasonable period in which to cure any failure described in clause (i), (ii) or (iii) above.

                  10.02  Effect of Termination. In the event of a  termination of this Agreement by either National Cabling or Lite King as provided in Section
10.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Lite King, Merger Corp, National Cabling or their respective officers, directors, shareholders, or affiliates except for the provisions of Section 8.06 hereof; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

                  10.03  Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the National Stockholder Approval, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders (or which reduces the amount or changes the Merger consideration to be delivered to such stockholders) without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  10.04  Extension; Waiver. At any time prior to the Effective
Time, the parties hereto, by action taken or authorized by their respective
Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.
The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         11.  Non-Survival of Representations and Warranties. None of the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive, and they shall all terminate upon, the
Effective Time.

         12.       Miscellaneous.

                  12.01  Captions. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or in any way limiting or amplifying the terms and provisions hereof.

                  12.02   Notice. Except as otherwise specifically provided, any
notices to be given hereunder shall be deemed given upon personal delivery, upon the next business day immediately following the day sent if sent by overnight express carrier, or upon the third business day following the day sent if postage prepaid by certified or registered mail, return receipt requested, to the following address (or to such address or addresses as shall be specified in any notice given):

                In the case of National Cabling and Merger Corp:

                         National Cabling Services, Inc.
                              175 Courtland Avenue
                                  P.O. Box 5441
                             Morton, Illinois 61550

                            In the case of Lite King:

                                 Lite King Corp.
                                 P.O. Box 940007
                          Belle Harbor, New York 11694

                  12.03  Interpretation. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advise of said independent counsel.
Each party and its counsel cooperated in the drafting and preparation of this
Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, or any legal decision that would require interpretation of any ambiguities in this
Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to effect the intentions of the parties and this Agreement.

                  12.04   Governing Law. This Agreement and all the schedules or
exhibits incorporated herein shall be interpreted in accordance with and governed by the laws of the State of Illinois.

                  12.05  Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to representation of the parties hereto and contains all the terms, covenants, conditions and agreements between the parties with respect to that representation in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that on other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                  12.06  Further Assurances. Each of the parties hereto agree to execute and deliver to the other party hereto, at time and from time to time upon written request by such other party, such additional documents or instruments consistent herewith and to perform such further acts as such other party may reasonably require to fully effectuate the purposes and intent of this
Agreement.

                  12.07   Counterparts. This Agreement may be executed
simultaneously in two or more counterparts; each counterpart shall be deemed to be an original and all counterparts individually or together shall constitute one and the same instrument. Further, executed copies of this Agreement delivered by facsimile shall be deemed an original signed copy of this
Agreement.

                  12.08  Binding Effect. This Agreement shall inure to the
benefit of, and be binding upon, the parties hereto and their respect successors and assigns, but any such assignment by either party hereto shall not relieve such assigning party of any of its obligations or agreements hereunder unless expressly agreed to in writing by the other party hereto. Nothing herein is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  12.09   Severability. If any part of this Agreement is found
to be unenforceable or otherwise deficient in a court of law, this finding does not affect the enforceability of any other portion of the Agreement.

                  12.10  Attorneys Fees. If any legal action or proceeding
arising out of or relating to this Agreement is brought by either party to this
Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs, and expenses incurred in the action or proceeding by the prevailing party.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first set forth above.

NATIONAL CABLING SERVICES, INC.             LITE KING CORP.

By: /s/  CRAIG MASSNER                      By: /s/  ARTHUR SEIDENFELD
    -------------------------               ------------------------------
         PRESIDENT                                   PRESIDENT
          [Title]                                     [Title]

Attested To:                                Attested To:

----------------------------                -------------------------------

KING CABLING CORP

By: /s/  ARTHUR SEIDENFELD
    -------------------------
          PRESIDENT
           [Title]

Attested To:

------------------------------

/s/    CRAIG MASSNER                            /s/   PAUL DEXHEIMER
------------------------------                  ----------------------------
       CRAIG MASSNER                                  PAUL DEXHEIMER

/s/    WALLY PENNINGTON                        /s/    ERIC SIEBENTHAL
-----------------------------                  ------------------------------
       WALLY PENNINGTON                               ERIC SIEBENTHAL

/s/    ROB PERSONETT                          /s/     BILL MUIZK
-----------------------------                 ------------------------------
       ROB PERSONETT                                  BILL MUZIK

POHAKU, INC.                                  AXIOM CAPITAL CORPORATION

By: /s/    ERIC STEVENSON                     By: /s/   ERIC STEVENSON
      -----------------------                 ------------------------------

Attested To:                                   Attested To:

---------------------------------               ----------------------------